UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3COM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is an update to, and is hereby incorporated into, 3Com Corporation’s Definitive Proxy Statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on January 25, 2008. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Proxy Statement.
Supplement to Background of the Merger and/or Reasons for the Merger; Recommendation of Our Board of Directors
     •      The Board of Directors considered Huawei’s participation in the proposed transaction as a factor in their recommendation of the Merger. The Board believed that Huawei’s participation increased deal certainty. The Board weighed certainty against the possibility that the strategic alliance agreement among Bain Capital, Private Equity Partner One and Huawei, which provided for Huawei’s exclusive agreement until May 17, 2008 (or earlier, if Bain Capital were to abandon the acquisition of 3Com) not to solicit, initiate, consider, encourage or accept any proposal or offer from or to any third party to engage in any transaction similar to the acquisition of 3Com, might diminish the potential that other private equity firms might seek to acquire the Company.
     •      The Board of Directors considered Bain Capital’s statement to the directors that the TippingPoint division was not a strategic asset in Bain Capital’s investment hypothesis as a factor in their recommendation of the Merger, and that Bain Capital would accordingly bear all risk associated with the valuation of the TippingPoint division in connection with any divestiture or other disposition of the asset. In this respect, the Board considered that, on June 22, 2007, Bain Capital’s initial indication of interest in making a bid to acquire 3Com in a range of $5.25 to $5.85 per share also included an alternate valuation methodology for a purchase of 3Com, excluding the TippingPoint division, of $4.50 to $5.00 per share, in each case subject to obtaining financing and conducting comprehensive due diligence.
     •      Throughout the process engaged in by the Board of Directors, and with the Board’s authorization, Goldman Sachs or management contacted or engaged in one or more discussions with a total of seven parties regarding a potential transaction with the Company, including four strategic industry participants (including Strategic Party Two), and three prospective financial buyers including Bain Capital, Private Equity Party One, and Private Equity Party Two.

Supplement to Projected Financial Information
     In addition to the projected financial information set forth on pages 34-36 of the proxy statement, the following projected financial information relating to each of our three business segments (H3C, DVBU and TippingPoint) and our non-operating “Corporate/Eliminations” segment for our fiscal years 2008 through 2010 was provided to our board of directors, to Goldman Sachs to facilitate Goldman Sachs’ financial analysis in connection with the Merger, and to the Investors and to the advisors and financing sources of the Investors in connection with their consideration of the Merger:

H3C Business Segment	Fiscal Year ending May 31,
	2008	2009	2010
	($ in millions)
Revenue	$826.9	$949.0	$1,092.1
Revenue growth	13%	15%	15%
Gross profit (non-GAAP)	$399.2	$446.2	$513.1
Gross profit margin (non-GAAP)	48.3%	47%	47%
Operating profit (non-GAAP)	$118.0	$134.7	$163.8
Operating profit margin (non-GAAP)	14%	14%	15%

DVBU Business Segment	Fiscal Year ending May 31,
	2008	2009	2010
	($ in millions)
Revenue	$590.0	$709.1	$847.7
Revenue growth	10%	20%	20%
Gross profit (non-GAAP)	$188.6	$237.5	$292.6
Gross profit margin (non-GAAP)	32%	33.5%	34.5%
Operating profit (non-GAAP)	$(19.0)	$(4.3)	$25.6
Operating profit margin (non-GAAP)	(3)%	(1)%	3%

TippingPoint Business Segment	Fiscal Year ending May 31,
	2008	2009	2010
	($ in millions)
Revenue	$121.0	$158.3	$202.6
Revenue growth	34%	31%	28%
Gross profit (non-GAAP)	$82.3	$107.6	$137.8
Gross profit margin (non-GAAP)	68%	68%	68%
Operating profit (non-GAAP)	$14.0	$21.6	$33.3
Operating profit margin (non-GAAP)	12%	14%	16%

Consolidated	Fiscal Year ending May 31,
	2008	2009	2010
	($ in millions)
Segment Revenue	$1,537.9	$1,816.4	$2,142.4
Eliminations (represents eliminations for intercompany sales)	$(131.1)	$(191.8)	$(229.3)
Consolidated revenue	$1,406.8	$1,624.6	$1,913.1
Consolidated revenue growth	12%	15%	18%
Consolidated gross profit (non-GAAP)	$670.1	$791.3	$943.5
Consolidated gross profit margin (non-GAAP)	48%	49%	49%
Segment operating profit (non-GAAP)	$113.0	$152.0	$222.7
Corporate functions	$(44.0)	(28.5)	(26.0)
Consolidated operating profit (non-GAAP)	$(69.0)	$(123.5)	$(196.7)
Consolidated operating profit margin (non-GAAP)	5%	8%	10%
     The prospective financial information set forth above is subject to the qualifications and assumptions set forth on pages 34 – 36 of the proxy statement. As noted in the proxy statement, we do not as a matter of course make public projections as to future performance or earnings. We have included the additional prospective financial information above in order to give our stockholders access to this information. The prospective financial information above was prepared for purposes of the board’s consideration and evaluation of the Merger, to facilitate Goldman Sachs’ financial analysis in connection with the Merger and to facilitate the due diligence review of the Investors and their advisors and financing sources. The inclusion of the prospective financial information above should not be regarded as an indication that our management team, our board of directors, Goldman Sachs, the Investors or any other recipient of this information considered, or now considers, it to be predictive of actual future results.
     Our management team advised our board of directors, Goldman Sachs, the Investors and the other recipients of the prospective financial information that its internal financial forecasts, upon which the prospective financial information set forth above was based, were subjective in many respects. The prospective financial information set forth above reflects numerous assumptions (including the assumptions set forth on pages 34 -36 of the proxy statement) with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond the Company’s control. The prospective financial information set forth above also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, although the prospective financial information set forth above was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.
     The prospective financial information set forth above was prepared for 3Com’s internal use, for use by Goldman Sachs in preparing its financial analysis in connection with the Merger and for use by the Investors and other potential purchasers of the Company and not with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined or compiled any of the prospective financial information set forth above, expressed any conclusion or provided any form of assurance with respect to such information and, accordingly, assumes no responsibility for such information. The prospective financial information set forth above does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account or give effect to the Merger or the proposed financing of the Merger, any revised prospects of our business, changes in general business or economic conditions or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future. Prospective financial information of this type is based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 14 of the proxy statement. Since the prospective financial information set forth above consists of multiple years, such information by its nature is subject to greater uncertainty with each successive year.
     We have made publicly available our actual results for the second quarter of the 2008 fiscal year ended November 30, 2007. You should review our Quarterly Report on Form 10-Q for the quarter ended November 30, 2007 to obtain this information. You are cautioned not to place undue reliance on the specific portions of the prospective financial information set forth above. No one has made or makes any representation to any stockholder regarding the information included in the prospective financial information set forth above.
     For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth above was compiled, the inclusion of the prospective financial information in this proxy statement supplement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such. Except as required by applicable securities laws, we have not updated nor do we intend to update or otherwise revise the prospective financial information set forth above, including, without limitation, to reflect circumstances existing after the date such information was prepared or to reflect the occurrence of future events, including, without limitation, changes in general economic or industry conditions, even in the event that any or all of the assumptions underlying the prospective financial information is shown to be in error.
Additional Information
•	As of the record date, Huawei Tech Investment Co., Ltd., an affiliate of Huawei, beneficially held 7,800,920 shares of Common Stock, which represents under 2% of the Company’s total shares outstanding.